ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into as of this 4th day of August, 2005, by and between IMCOR Pharmaceutical Co., a Nevada corporation located at P.O. Box 2389, La Jolla, CA 92037 (hereinafter known as “Seller”) and NanoScan Imaging, LLC, a Pennsylvania limited liability company located at 2250 Berks Road, Lansdale, PA 19446 (hereinafter known as “Buyer”, and Buyer and Seller are hereinafter each known as a “Party” and together known as the “Parties”).

WITNESSETH:

WHEREAS, Seller has been developing N1177, an iodine-based nanoparticulate contrast agent, and PH-50, the same or a substantially similar compound for a different indication;

WHEREAS, Seller desires to sell to Buyer, and Buyer desires to buy from Seller, all of its assets exclusively related to N1177 and PH-50 and the development thereof (the “Business”), including without limitation intellectual property rights and all related documentation, manuals, notes, agreements and other assets necessary or ancillary to the research and development of N1177 and PH-50 (collectively, the “Assets”), all upon the terms and conditions and subject to the limited exceptions set forth herein;

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, and agreements of the parties hereinafter set forth, the parties hereto, intending to be legally bound, do hereby agree as follows:

ARTICLE I

PURCHASE AND SALE OF ASSETS

1.1 Purchase and Sale of Assets. Upon the terms and subject to the conditions of this Agreement, Buyer agrees to purchase, accept, and acquire from Seller, and Seller agrees to sell, transfer, assign, convey, and deliver to Buyer, at the Closing (as hereinafter defined) in accordance with the terms of the Bill of Sale attached hereto as Exhibit A, and the Assignment and Assumption Agreement attached hereto as Exhibit B, all right, title and interest of Seller in and to the Assets. Without in any way limiting the generality of the foregoing, the Assets shall include all right, title and interest owned or held by Seller in the following:

a. N1177, a sterile, 150 mg/ml NanoCrystal®Colloidal Dispersion tested as a parenteral iodinated x-ray contrast agent intended for use as a CT lung imaging agent (but with other potential diagnostic applications) which is being developed under Investigational New Drug application 50,714 (the “IND”), and PH-50, which has the same or substantially the same formulation and chemical composition as N1177, but is delivered intravenously and used as a blood pool agent for enhancing CT imaging of the circulatory system, and all attendant rights, agreements and technical and other documentation and correspondence, including but not limited to the following:

i.	The IND, including without limitation:

1.	All IND Annual Reports, company executive summaries, and electronic files [IMCOR and non-IMCOR]

ii	All pharmacology and toxicology reports
iii.	All pre-clinical study reports

1.	All study reports for studies conducted by Photogen/IMCOR (i.e. MPI Research, Provident Preclinical, imaging studies, toxicology reports, pathology reports, etc.)

iv.
Any and all rights (owned or licensed) to patents, copyrights, trademarks, tradenames, and service marks, and applications or registrations thereof, trade secrets, know how, processes, technical information and documentation (“Technical Documentation”), formulas, or other intellectual property relating or pertaining to the Assets (collectively, the “Intellectual Property Rights”).

v.	All rights under the License Agreement by and between The General Hospital Corporation (Massachusetts General Hospital) and Photogen, Inc., dated as of September 30, 1999 (the “License”), to the extent possible, the Cooperative Research and Development Agreement (“CRADA”) with the National Cancer Institute (“NCT”), and any other license, consulting agreement, or other contract relating to the Assets, including without limitation those set forth on Schedule 1 attached hereto (together with the License and CRADA, the “Assigned Contracts”), and any correspondence and other documents relating thereto.

vi.	All cGLP and cGMP (N1177) Drug Product and N1177 and PH-50 Active Pharmaceutical Ingredient supplies.

b. Business Records. All business, legal, regulatory and marketing records and documents associated with the Assets, including to the extent they exist operating records, contractor and supplier documentation and correspondence, all clinical and regulatory documents, including minutes of meetings and focus groups, strategy documents and market analysis, asset ledgers, inventory records, supplier lists, information and data respecting leased or owned equipment, correspondence and mailing lists, advertising materials and brochures, and other business records used in the Business (the "Business Records"). Shipment of the Business Records to the Buyer shall be at the expense of the Buyer.

c. Authorizations. All known approvals, authorizations, certifications, consents, variances, permissions, licenses, and permits to or from, or filings, notices, or recordings to or with, federal, state, and local governmental authorities or other third parties related to the Business (the Authorizations").

1.2 Exclusions. The Assets shall not include any other assets of Seller, including without limitation any cash, investment accounts, accounts receivable, prepaid expenses, refunds owed for any early cancellations of insurance policies or benefit plans or any similar cash equivalent assets, stock and minute books and other corporate records, payroll records and tax returns.

ARTICLE II

NO ASSUMPTION OF LIABILITIES

Other than the assumption of any obligations and liabilities accruing after the Closing Date under the License and the other Assigned Contracts, at and after the Closing, Buyer shall assume no liabilities of the Seller.

ARTICLE III

PRICE AND PAYMENT

3.1 Purchase Price. The aggregate purchase price for the Assets (the “Purchase Price”) shall be One Hundred Seven Thousand Five Hundred Dollars ($107,500).

3.2 Payment. On the Closing Date, Buyer shall pay Seventy One Thousand Five Hundred Dollars ($71,500) of the Purchase Price to Seller by wire transfer to Seller’s bank account pursuant to wire instructions provided by Seller, and Three Thousand Five Hundred Dollars ($3,500) of the Purchase Price by check to H. Donlon Skerrett as a finder’s fee. Buyer will pay the remaining balance of Thirty Two Thousand Five Hundred Dollars ($32,500) of the Purchase Price as follows: (i) Thirty One Thousand Dollars ($31,000) to Seller by wire transfer upon receipt of the Business Records and written verification that the payment referenced in Section 3.3 has been made and accepted by MPI as full and complete recognition and satisfaction of any amounts owing to MPI, and (ii) One Thousand Five Hundred Dollars ($1,500) by check to H. Donlon Skerrett as a finder’s fee upon payment of the amount referenced in (i) above..

3.3 Within 10 days of Closing, Seller will pay Ten Thousand Dollars ($10,000) to MPI as directed by MPI, as full and complete recognition and satisfaction of all of Seller’s prior obligations to MPI.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Buyer as follows:

4.1 Organization and Standing of Seller. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and is qualified to do business as a foreign corporation and is in good standing in the State of California and such other states where the failure to be so qualified and in good standing would affect the ability of Seller to enter into this Agreement, consummate the transactions contemplated thereby, or to operate the business of Seller as it has previously been operated.

4.2 Power and Authority; Validity and Enforceability. Seller has the power and authority to operate its business as it has been and is presently conducted and to execute, deliver, and perform this Agreement and the other agreements and instruments to be executed and delivered by it in connection with the transactions contemplated hereby and thereby, it has taken all necessary action to authorize the execution and delivery of this Agreement and such other agreements and instruments and the consummation of the transactions contemplated hereby and thereby. This Agreement is, and the other agreements and instruments to be executed and delivered by Seller in connection with the transactions contemplated hereby shall be, the legal, valid and binding obligations of Seller, enforceable in accordance with their terms.

4.3 No Conflict. Neither the execution and delivery of this Agreement and the other agreements and instruments to be executed and delivered in connection with the transactions contemplated hereby or thereby, nor the consummation of the transactions contemplated hereby or thereby, will violate or conflict with (1) the Articles of Incorporation or Bylaws of Seller, (2) to the Seller’s knowledge, any federal, state, or local law, regulation, ordinance, governmental restriction, order, judgment, or decree applicable to Seller or the Assets or Business, or (3) any mortgage, indenture, license, instrument, trust, contract, agreement, or other commitment or arrangement to which Seller is a party or by which Seller or any of the Assets is bound.

4.4  Litigation. Except as set forth on Schedule 4.4, there are no pending or threatened actions, suits, written or oral claims, litigation at law or in equity, or any proceedings of any kind, whether before a court, an arbitration or before any commission or administrative or governmental authority or agency against or involving Seller or any of its assets, including the Assets.

4.5 Required Contract Consents. No approval, authorization, consent, permission, or waiver to or from, or notice, filing, or recording to or with, any person is necessary for (1) the execution and delivery of this Agreement and the other agreements and instruments to be executed and delivered in connection with the transactions contemplated hereby or thereby by Seller or the consummation by Seller of the transactions contemplated hereby; (2) the transfer and assignment to Buyer at Closing of the Assigned Contracts and other Assets, or (3) the ownership and use of the Assets.

4.6 Asset Encumbrances. There are no liabilities or obligations of Seller with respect to the Business or the Assets of any kind whatsoever, whether or not accrued, contingent or absolute, determined or determinable, and there is no existing condition, situation or set of circumstances, including without limitation any verbal or written agreements or arrangements between Seller and/or one of its creditors, shareholder or any third parties, which could result in such liability or obligation.

4.7  Taxes. There are no liens for taxes other than for current taxes not yet due and payable upon the Assets.

4.8 Title to Tangible Property. Buyer at Closing shall obtain good and marketable title to all of the tangible Assets (i.e., raw material, Technical Documentation, Equipment, and Business Records), free and clear of all title defects, liens, restrictions, claims, charges, security interests, or other encumbrances of any nature whatsoever, including any mortgages leases, chattel mortgages, conditional sales contracts, collateral security arrangements, or other title or interest retention arrangements. To the Seller’s knowledge, all of the tangible Assets are in good operating order, condition, and repair, ordinary wear and tear excepted, and are suitable for use in the ordinary course. Between March 31, 2005 and the Closing Date, to the Seller’s knowledge, there has not been any material adverse degradation to the general condition or value of the Assets, other than in the ordinary course.

4.9 Title to Intellectual Property Rights.

a. Ownership. Seller is the owner of the Intellectual Property Rights that Buyer shall receive at Closing. Schedule 1.1 sets forth all trademarks and service marks, all trade names, all copyrights, and all filed patent applications and issued patents owned or licensed by Seller and used for the operation of the Business relating to the Assets as heretofore operated.

b. Absence of Claims. No claims have been asserted by any person or entity for the use of the Intellectual Property Rights, and Seller does not know of any valid basis for any such claim. The use of the Intellectual Property Rights by the Seller does not infringe on or misappropriate the patent, trademark, copyright, trade secret or other intellectual property or ownership rights of any third party.

4.10 Adequacy of Technical Documentation. The Technical Documentation includes all documentation used in the Business as well as any pertinent commentary or explanation that may be necessary to render such materials understandable and usable by trained personnel in the life sciences diagnostic industry.

4.11 Assigned Contracts. The Assigned Contracts listed in Schedule 1.1 constitute the material contracts, agreements, licenses, and other commitments and arrangements necessary or advisable for the conduct of the Business and use of the Assets as previously conducted and used, and an accurate and complete copy of each of the Assigned Contracts has been supplied to Buyer. Each Assigned Contract, including the License: (i) sets forth the entire agreement and understanding between Seller and the other parties thereto; and (ii) is valid, binding and in full force and effect, and there is no event which has occurred or exists, which constitutes or which, with notice, the happening of any event (including the sale of the Assets) and/or the passage of time would constitute a default or breach under any such Assigned Contract by Seller, or, to Seller’s knowledge, any other party thereto, or would cause the acceleration of any obligation of any party thereto or give rise to any right of termination or cancellation thereof. Seller has no actual knowledge or any reason to believe that any party to an Assigned Contract will not fulfill its obligations thereunder. Seller has fulfilled, and has taken all action necessary to enable it to fulfill when due, all of its obligations under each of the Assigned Contracts. No notice of any claim or default under any of the Assigned Contracts, including the License, has been given to or received by Seller. As of the date hereof, no amounts are due and owing by Seller to any of the other parties under the License or other Assigned Contracts.

4.12 Employees. Buyer shall have the right, but no obligation, to offer employment to any former employees of Seller; there are no plans in effect or commitments for group health insurance, group life insurance, profit-sharing, pension or retirement or any other plans or benefits to which any of Seller’s employees may be entitled or which, as a result of the purchase contemplated by this Agreement, Buyer will be responsible to assume.

4.13 Third-Party Interests or Marketing Rights in Licenses. Seller has not granted, transferred, or assigned any right or interest in the License, the other Assigned Contracts, the Technical Documentation, or any other of the Intellectual Property Rights to any person or entity. There are no contracts, agreements, licenses, and other commitments and arrangements in effect with respect to the development, marketing, distribution, licensing, or promotion of the Assets, Business, the Technical Documentation, or the Intellectual Property Rights by any independent contractor, distributor, sublicensor, or other remarketer or sales organization.
4.14 Adequacy of Authorizations; Compliance with Laws. The Authorizations constitute all approvals, authorizations, certifications, consents, variances, permissions, licenses, or permits to or from, or filings, notices, or recordings to or with, federal, state, or local governmental authorities that are required for the ownership and use of the Assets and the conduct of the Business as operated by Seller under federal, state and local law, regulation, ordinance, governmental restriction, and any applicable order, judgment, or decree. Seller is in compliance with all terms and conditions of such required Authorizations. All of the Authorizations are in full force and effect, and no suspension or cancellation of any of them is being threatened, nor will any of the Authorizations be affected by the consummation of the transactions described in this Agreement, except to the extent any such Authorizations are transferable only upon receipt of Required Contract Consents. Seller is in compliance with all other applicable limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables contained in any law, regulation, rule or ordinance, order, decree, judgment, notice, or demand letter issued, entered, promulgated, or approved thereunder relating to or affecting the Business or the Assets.

4.15 Broker's or Finder's Fees. Seller has not authorized any person to act as broker or finder or in any other similar capacity in connection with the transactions contemplated by this Agreement in any manner that may or will impose liability on Buyer, other than H. Donlon Skerrett, who shall be paid the finders fee referenced in Section 3.2 hereof.

4.16 Disclosure. No representation, warranty, or statement made by Seller in this Agreement contains or will contain any untrue statement or omits or will omit to state any material fact necessary to make the statements contained herein or therein not misleading.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Seller as follows:

5.1 Organization. Buyer is a limited liability company validly existing and in good standing under the laws of the Commonwealth of Pennsylvania.

5.2 Power and Authority. Buyer has the requisite power and authority to conduct its business and to own and lease its properties and assets and to execute, deliver, and perform this Agreement and the other agreements and instruments to be executed and delivered by it in connection with the transactions contemplated hereby and thereby. Buyer has taken all necessary corporate action to authorize the execution and delivery of this Agreement and such other agreements and instruments and the consummation of the transactions contemplated hereby and thereby. This Agreement is, and, when such other agreements and instruments are executed and delivered, the other agreements and instruments to be executed and delivered by Buyer in connection with the transactions contemplated hereby and thereby shall be, the legal, valid, and binding obligation of Buyer, enforceable in accordance with their terms.

5.3 Broker's or Finder's Fees. Buyer has not authorized any person to act as broker, finder, or in any other similar capacity in connection with the transactions contemplated by this Agreement in any manner that may or will impose liability on Seller.

5.4 No Conflict. Neither the execution and delivery by Buyer of this Agreement and of the other agreements and instruments to be executed and delivered by Buyer in connection with the transactions contemplated hereby or thereby, nor the consummation by Buyer of the transactions contemplated hereby or thereby, will violate or conflict with (1) to Buyer’s knowledge any federal, state, or local law, regulation, ordinance, governmental restriction, order, judgment, or decree applicable to Buyer, or (2) any provision of any governing or organizational instrument of Buyer.

ARTICLE VI

CONDITIONS TO SELLER'S OBLIGATIONS

Each of the obligations of Seller to be performed hereunder shall be subject to the satisfaction (or waiver by Seller) at or prior to the Closing Date of each of the following conditions:

6.1 Representations and Warranties True at Closing Date. Buyer's representations and warranties contained in this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of such date; Buyer shall have complied with the covenants and agreements set forth herein to be performed by it on or before the Closing Date; and Buyer shall have delivered to Seller a certificate dated the Closing Date and signed by a duly authorized officer of Buyer to all such effects.

ARTICLE VII

CONDITIONS TO BUYER'S OBLIGATIONS

Each of the obligations of Buyer to be performed hereunder shall be subject to the satisfaction (or the waiver by Buyer) at or prior to the Closing Date of each of the following conditions:

7.1 Representations and Warranties True at Closing Date. Seller's representations and warranties contained in this Agreement shall be true on and as of the Closing Date with the same force and effect as though made on and as of such date; Seller shall have complied with the covenants and agreements set forth herein to be performed by it on or before the Closing Date; and Seller shall have delivered to Buyer a certificate dated the Closing Date and signed by a duly authorized officer of Seller to all such effects.

7.2 Consents. All Required Contract Consents shall have been obtained.

7.3 No Litigation. No Litigation shall be threatened or pending against Buyer or Seller before any court or governmental agency that, in the reasonable opinion of counsel for Buyer, is likely to result in the restraint or prohibition of any such party, or the obtaining of material damages or other relief from such party, in connection with this Agreement, the consummation of the transactions contemplated hereby or the Assets to be purchased hereunder.

7.4  Documents Satisfactory in Form and Substance. All agreements, certificates, and other documents delivered by Buyer to Seller hereunder shall be in form and substance satisfactory to counsel for Seller, in the exercise of such counsel's reasonable judgment.

ARTICLE VIII

CLOSING

8.1 Closing. The closing of the purchase and sale of the Assets ("Closing") shall take place in person or by phone and fax at 12:00 p.m. Eastern Time on August 4, 2005, or on such other time, date, and place as the parties may agree (the "Closing Date").

8.2  Actions at Closing. At Closing, Buyer and Seller shall take the following actions, in addition to such other actions as may otherwise be required under this Agreement:

a. Copies of Consents. Seller shall deliver to Buyer copies of all Required Consents.

b. Conveyance Instruments. Seller shall deliver to Buyer the Bill of Sale, the Assignment and Assumption Agreement, assignments and such other instruments of conveyance and transfer as Buyer may reasonably request to effect the transfer and assignment to Buyer of the Assets.

c. Certificates. Each party shall deliver the certificates required under Section 6.1 and 7.1, respectively, as to the accuracy of the representations and warranties contained herein, the compliance with the covenants and agreements contained herein, and the satisfaction of the conditions to Closing contained herein, as well as a Secretary’s Certificate with incumbency certifying as to organizational documents and authorizing resolutions of each party.

8.3  Further Assurances. At and after the Closing, without further consideration, Seller shall take all such other action and shall procure or execute, acknowledge, and deliver all such further certificates, conveyance instruments, consents, and other documents as Buyer or its counsel may reasonably request to vest in Buyer, and perfect Buyer's right, title and interest in, and enjoyment of, the Assets and the Business, including without limitation sending any necessary documentation to the Food and Drug Administration in order to transfer the IND into the name of Buyer or the Patent and Trademark Office in order to complete the assignment of any Intellectual Property rights being or intended to be assigned hereunder, and co-signing joint letters with Buyer to send to material vendors and other parties relevant to the Business to notify them of the sale of Assets.

ARTICLE IX

INDEMNITY

9.1 Indemnification by Seller. Seller shall indemnify, defend, and hold harmless Buyer and its respective successors and assigns and the directors, officers, employees, and agents of each at, and at any time after (subject to the limitations herein), the Closing, from and against any and all demands, claims, actions, or causes of action, assessments, losses, damages, liabilities, costs, and expenses, including reasonable fees and expenses of counsel, other expenses of investigation, handling, and litigation, and settlement amounts, together with interest and penalties (collectively, a "Loss" or "Losses"), asserted against, imposed upon, or incurred by the Buyer, to the extent caused by, resulting from, or arising out of any of the following:

a. Breach of Representations, Warranties, Covenants or Obligations. Any breach of any representation, warranty, covenant or obligation of Seller contained in or made pursuant to this Agreement, including the agreements and other instruments contemplated hereby.

b. Operation of Business and use of Assets. Any liabilities or obligations of Seller of any kind or nature whatsoever, whether accrued, absolute, contingent, or otherwise, known or unknown, arising out of or in connection with the operation of the Business or the ownership or use of the Assets, or Seller’s or its affiliates’ assets or business generally, prior to the Closing Date.

c. Failure to Obtain Consents. Any failure to obtain the Required Contract Consents.

d. Claims. Any of the matters listed in Schedule 4.3 or other claims based upon operations of the Business prior to the Closing Date.

e. Noncompliance with Bulk Sales Law. Any failure to comply with any "bulk sales" or similar laws relating to notices to creditors or taxing authorities.

9.2 Indemnification by Buyer. Buyer shall indemnify, defend, and hold harmless Seller and its respective successors and assigns and the directors, officers, employees, and agents of each at, and at any time after (subject to the limitations herein), the Closing, from and against any and all Losses asserted against, imposed upon, or incurred by the Seller, to the extent arising from any of the following:

a. Breach of Representations, Warranties, Covenants or Obligations. Any material breach of any representation, warranty, or obligation of Buyer contained in or made pursuant to this Agreement, including the agreements and other instruments contemplated hereby.

b. Operation of Business and Use of Assets. Buyer’s operation of the Business and use of the Assets from and after the Closing Date, including the assumed liabilities.

9.3  Procedures for Indemnification.

a. Each indemnified party shall promptly give notice hereunder to the indemnifying party after becoming aware of any claim as to which recovery may be sought against the indemnifying party because of the indemnity in this Article IX, and, if such indemnity shall arise from the claim of a third party, shall permit the indemnifying party to assume the defense of any such claim and any litigation or other proceeding resulting from such claim; provided, that any indemnified party may, in any event, at its own expense, monitor and participate in, but not control, the defense of any such claim or litigation. Notwithstanding the foregoing, the right to indemnification hereunder shall not be affected by any failure of an indemnified party to give such notice (or by delay by an indemnified party in giving such notice) unless, and then only to the extent that, the rights and remedies of the indemnifying party shall have been prejudiced as a result of the failure to give, or delay in giving, such notice. The notice required hereunder shall specify the basis for the claim for indemnification to the extent ascertainable at the time of the notice. Failure by the indemnifying Party to notify an indemnified party of its election to defend any such claim or action by a third party within 30 days after notice thereof shall have been given to the indemnifying party shall be deemed a waiver by the indemnifying party of its right to defend such claim or action.

b. The indemnifying party shall not, in the defense of such claim or any litigation resulting therefrom, consent to entry of any judgment (other than a judgment of dismissal on the merits without costs) or enter into any settlement, except with the written consent of the indemnified party, which consent shall not be unreasonably withheld, conditioned or delayed, which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the indemnified party a release from all liability in respect of such claim or litigation.

c. If the indemnifying party shall not assume the defense of any such claim by a third party, or litigation resulting therefrom, after receipt of notice from the indemnified party, the indemnified party may defend against such claim or litigation in such manner as it deems appropriate.

ARTICLE X

CONFIDENTIALITY

10.1 Confidentiality Obligation of Seller Following Closing. Following the Closing, except to the extent required to disclose by law, regulation, or a valid and effective subpoena or order issued by a court of competent jurisdiction or by a governmental body, Seller shall not disclose to any person without the prior written consent of Buyer, and not use in any manner whatsoever, except in order to defend any claim, any non-public, confidential business or technical information remaining in its possession concerning the Business or the Assets. Such confidential information specifically includes all Technical Documentation pertaining to the Assets and the Business, including any proposed design and specifications for future products and products in development, marketing plans, and all other technical and business information concerning the Assets and the Business. Promptly following Closing, Seller shall surrender to Buyer all materials remaining in its possession containing any such confidential information, including all copies, extracts, adaptations, and transcriptions thereof.

10.2  Scope of Confidential Information. For purposes of this Agreement, information shall not be deemed confidential (1) if such information is available from public sources; (2) if such information is received from a third party not under an obligation to keep such information confidential; or (3) if such information can be shown to have been independently developed by the recipient.

ARTICLE XI

MISCELLANEOUS

11.1 Entire Agreement. This Agreement (including the Schedules), and the other certificates, agreements and instruments to be executed and delivered by the parties in connection with the transactions contemplated hereby, constitutes the sole understanding of the parties with respect to the subject matter hereof. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto.

11.2 Parties Bound by Agreement; Successors and Assigns. The terms, conditions and obligations of this Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns thereof. Without the prior written consent of the other party, Buyer may assign its rights, duties, or obligations hereunder or any part thereof to any other person or entity, who shall thereupon become Buyer, provided that at the time of such assignment Buyer unconditionally and irrevocably guarantees the payment and performance of any duties or obligations so assigned.

11.3 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute one and the same instrument.

11.4 Headings. The headings of Articles and Sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

11.5 Modification and Waiver. Any of the terms or conditions of this Agreement may be waived in writing at any time by the party that is entitled to the benefits thereof. No waiver of any of the provisions of this Agreement shall be deemed to be or shall constitute a waiver of any other provision hereof (whether or not similar).

11.6 Expenses. Seller and Buyer shall each pay all costs and expenses incurred by it or on its behalf in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants, and counsel.

11.7 Notices. Any notice, request, instruction, or other document to be given hereunder by any party hereto to any other party hereto shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, to a Party as follows:

if to Seller Imcor Pharmaceutical Co. P.O. Box 2389 La Jolla, CA 92037 Attn: Jack DeFranco	if to Buyer to: NanoScan Imaging, LLC 2250 Berks Road Lansdale, PA 19446 Attn: H. Donlon Skerrett

or at such other address for a party as shall be specified by like notice. Any notice that is delivered personally in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party (or its agent for notices hereunder). Any notice that is addressed and mailed in the manner herein provided shall be conclusively presumed to have been duly given to the party to which it is addressed at the close of business, local time of the recipient, on the third business day after the day it is so placed in the mail.

11.8 Governing Law. This Agreement shall be construed in accordance with and governed by the internal laws of the Commonwealth of Pennsylvania without giving effect to the principles of conflicts of law thereof.. The parties hereby irrevocably agree to submit to the exclusive jurisdiction of the Court of Common Pleas of Montgomery County, Pennsylvania or the Federal District Court of the Third Circuit in Eastern Pennsylvania.

11.9 Public Announcements. Seller and Buyer shall consult with each other before issuing any press releases or otherwise making any public statements with respect to this Agreement and the transactions contemplated hereby. Neither Seller nor Buyer shall issue any such press release or make any public statement without the agreement of the other Party, except as such Party's counsel advises in writing may be required by law, including but not limited to Seller’s obligation to disclose this Agreement in a Form 8-K.

11.10 Survival. All covenants, agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the Closing.

IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed on its behalf by its duly authorized representative on the date first set forth above.

IMCOR PHARMACEUTICAL CO.	NANOSCAN IMAGING, LLC

/s/ Jack DeFranco	/s/ H. Donlon Skerrett
Name: Jack DeFranco Title: Chief Operating Officer	Name: H. Donlon Skerrett Title: Chief Executive Officer